EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-226835 and 333-249651 on Form S-3 and 333-237684 and 333-269350 Form S-8 of Co-Diagnostics, Inc. of our report dated March 16, 2023, relating to our audits of the consolidated financial statements which appear in this Annual Report on Form 10-K of Co-Diagnostics, Inc. for the years ended December 31, 2022 and 2021.

/s/ Haynie & Company

Salt Lake City, Utah

March 16, 2023